Exhibit 5.1
March 15, 2006
American Reprographics Company
700 North Central, Suite 550
Glendale, CA 91203

Re:	American Reprographics Company Registration Statement on Form S-3
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by certain stockholders of the Company of up to 6,900,000 shares of Common Stock.
     The offering of the Common Stock will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the Common Stock.
     We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, the Subsidiary Guarantors, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the shares of Common Stock are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the shares of Common Stock offered thereby and will comply with all applicable laws; (iv) all shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (v) a definitive purchase, underwriting, or similar agreement with respect to any shares of Common Stock offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto. We are of opinion that the 6,900,000 shares of currently issued and outstanding Common Stock to be sold by the stockholders are, as of the date hereof, validly authorized, legally issued, fully paid and nonassessable.
     We express no opinion as to laws other than the General Corporation Law of the State of Delaware with respect to the opinion set forth above, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
     We hereby consent to the reference to us under the heading “Validity of the Securities” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
Very truly yours,
HANSON, BRIDGETT, MARCUS, VLAHOS & RUDY, LLP